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                                                                    Exhibit 99.1

                    [Citizens Bancshares, Inc. Letterhead]





                             FOR IMMEDIATE RELEASE
                               SALINEVILLE, OHIO
                                 JULY 13, 1998



                   CITIZENS BANCSHARES, INC., ANNOUNCES 13.6%
                 INCREASE IN SECOND QUARTER 1998 CORE EARNINGS

Citizens Bancshares, Inc. (the "Corporation"), today announced core earnings for the quarter ended June 30, 1998. Core earnings, which excludes the after tax financial impact of merger, integration, and restructuring expense, an additional provision for loan losses related to a second quarter acquisition and gains on sales of loans and investments, were $7,037,000, a 13.6% increase from the $6,195,000 earned in the comparable period in 1997. Core earnings per common share for the second quarter of 1998 were $.40 representing an increase of 14.3% from the $.35 earned per share in the comparable period in 1997.



Core earnings for the six months ended June 30, 1998, were $13,725,000, a 13.6% increase from the $12,084,000 earned in the comparable period in 1997. Core earnings per common share for the six months ended June 30, 1998 were $.78 representing an increase 14.7% from the $.68 earned per share in the comparable period in 1997.

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Net income for the quarter and six months ended June 30, 1998, and the comparable periods in 1997, included nonrecurring after tax Income and expense. The after tax effect of nonrecurring items for the quarter ended June 30, 1998, were a $954,000 charge related to an acquisition, a $1,300,000 additional provision for loan losses related to an acquisition, and gains on the sales of loans and securities of $268,000. The nonrecurring items for the quarter ended June 30, 1997 were the after tax impact of gains on the sales of loans of $14,000. Net income, as a result of the after tax financial impact of the nonrecurring items, was $5,051,000 for the second quarter of 1998, a decrease of 18.6% from the $6,209,000 earned in the comparable period in 1997. Basic and diluted earnings per share for the second quarter of 1998 were $.29 representing a decrease of 17.1% from the $.35 basic and diluted earnings per share for the comparable period in 1997.



The after tax effect of nonrecurring items for the six months ended June 30, 1998, were a $3,555,000 charge related to two acquisitions, a $1,300,000 additional provision for loan losses related to an acquisition, and gains on the sales of loans and securities of $309,000. The after tax effect of nonrecurring items for the six months ended June 30, 1997, were gains on the sales of loans and securities of $48,000. Net income, as a result of the after tax financial impact of the nonrecurring items, was $9,179,000 for the six months ended June 30, 1998, a decrease of 24.3% from the $12,132,000 earned in the comparable period in 1997.

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Basic and diluted earnings per share for the six months ended June 30, 1998, were $.52, representing decreases of 24.6% and 23.5%, respectively, from the basic earnings per share of $.69 and diluted earnings per share of $.68 for the comparable period in 1997.



Excluding the after tax effect of the nonrecurring expense and income items discussed above for the six months ended June 30, 1998 return on average shareholders' equity was 17.62% and return on average assets was 1.54%. Excluding the after tax effect of nonrecurring expenses and income, the Corporation's efficiency ratio, a measure of operating efficiency, was 48.33% for the six months ended June 30, 1998.



On May 21, 1998, Citizens Bancshares, Inc., announced a merger of equals transaction with MidAm, Inc., which will result in a high performance super-community banking organization with over $4 billion in assets and 144 branches throughout Ohio, Michigan, West Virginia, and Pennsylvania. The transaction, which is to be accounted for as a pooling-of-interests, is expected to close in October, 1998.



Citizens Bancshares, Inc., headquartered in Salineville, Ohio, is a $1.8 billion bank holding company and the parent of Freedom Financial Life Insurance Company, Freedom Express, Inc., The Citizens Banking Company, which has 48 banking locations in six Ohio counties and one location in Hancock County, West Virginia, and Century National Bank, which has 13 banking locations in two Pennsylvania counties.

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The Corporation's stock is traded on the NASDAQ National Market System under the symbol "CICS". The Corporation's home page on the Internet can be located at www.citizns.com. For additional information, contact William L. White, III, Chief Financial Officer, at 330/679-2328, extension 2805.